UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005

UNUMPROVIDENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11834	62-1598430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices) (Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company announced that E. Michael Caulfield, a member of its Board of Directors since August 2004, has accepted a position as chief operating officer of Mercer HR Consulting, a firm with which the Company does business. As part of its business, Mercer acts as a broker for customers who purchase the Company’s insurance products and services. The Company also has advisory relationships with Mercer unrelated to Mercer’s brokerage business. After reviewing the various relationships, Mr. Caulfield and the Company’s Board of Directors determined that Mr. Caulfield’s independence as a director could be affected and that it would be prudent that he not continue as a director of the Company. Mr. Caulfield resigned effective July 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnumProvident Corporation
(Registrant)

Date: July 6, 2005.	By:	/s/ Susan N. Roth
	Name:	Susan N. Roth
	Title:	Vice President, Corporate Secretary &
Assistant General Counsel